SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 27, 2004

Date of earliest event reported: July 27, 2004

Maxygen, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

000-28401	77-0449487
(Commission File No.)	(I.R.S. Employer Identification No.)

515 GALVESTON DRIVE

REDWOOD CITY, CA 94063

(Address of principal executive offices, including zip code)

(650) 298-5300

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 27, 2004 by Maxygen, Inc.

Item 12. Results of Operations and Financial Condition

On July 27, 2004, Maxygen announced its financial results for the three and six months ended June 30, 2004 and certain other information. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, such as non-GAAP loss applicable to common stockholders (loss applicable to common stockholders calculated according to GAAP adjusted to exclude stock compensation expense, amortization of intangible assets and subsidiary preferred stock accretion), which may be considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

To supplement Maxygen’s consolidated financial statements presented in accordance with GAAP, Maxygen uses the non-GAAP financial measure of non-GAAP loss applicable to common stockholders, which is adjusted from results based on GAAP. This non-GAAP financial measure is provided to enhance the user’s overall understanding of Maxygen’s current financial performance and Maxygen’s prospects for the future. Maxygen has historically reported certain non-GAAP financial measures to investors and believes the inclusion of this non-GAAP financial measure provides consistency in its financial reporting. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP financial measure included in the attached press release has been reconciled to the nearest GAAP measure.

The attached press release also contains forward-looking statements relating to Maxygen’s performance during 2004. A more thorough discussion of certain factors that may affect Maxygen’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maxygen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Maxygen’s Quarterly Reports on Form 10-Q. Additional information will be included under that caption in Maxygen’s Annual Report on Form 10-Q for the three and six months ended June 30, 2004, which will be filed with the SEC by August 9, 2004.

The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.

Date: July 27, 2004	By:	/s/ Michael Rabson
Michael Rabson
Senior Vice President